EXHIBIT 99.C

Consolidated Pro Forma Financial Statements

Gryphon Gold Corporation

(Stated in U.S. dollars)

(unaudited)

GRYPHON GOLD CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of June 30, 2007 (expressed in United States dollars)

	Gryphon Gold Corporation $	Nevada Eagle Resources $	Pro Forma Adjustments Total $	Note Reference	Gryphon Gold Corporation Pro Forma Consolidated $

Current assets
Cash	4,982,886	90,823	(3,055,350)	3a, 3b, 3c, 3d	2,018,359
Accounts receivable	87,252	55,000	(55,000)		87,252
Prepaid expenses	237,413	—	—		237,413
Held for trading securities	—	378,024	(378,024)	3e	—

Total current assets	5,307,551	523,847	(3,488,374)	3e	2,343,024

Deferred acquisition costs	103,813	—	(103,813)	3k	—
Reclamation deposit	144,459	—	—		144,459
Fixed assets	163,345	23,477	(23,477)	3f	163,345
Intangible assets	—	—	70,908	3g	70,908
Mineral property costs	1,920,371	42,751	10,676,458	3h	12,639,580

Total assets	7,639,539	590,075	7,131,702		15,361,316

Current liabilities
Accounts payable and accrued liabilities	807,684	1,754	(1,754)	3i	807,684
Current portion of capital lease payable	—	—	—	3b	—
Note payable	—	—	4,272,359	3b	4,272,359
Interest payable	—	—	—		—

Total current liabilties	807,684	1,754	4,270,605		5,080,043
Capital lease payable, net of current
portion	44,532	—	—		44,532

Total liabilities	852,216	1,754	4,270,605		5,124,575

Common stock	47,522	—	4,500	3j	52,022
Additional paid-in capital	26,947,176	—	3,444,918	3j	30,392,094
Deficit/equity	(20,207,375)	588,321	(588,321)	3d	(20,207,375)

Total equity	6,787,323	588,321	2,861,097		10,236,741

Total liabilities and equity	7,639,539	590,075	7,131,702		15,361,316

See accompanying notes

GRYPHON GOLD CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the three months ended June 30, 2007 (expressed in United States dollars)

	Gryphon Gold Corporation $	Nevada Eagle Resources $	Pro Forma Adjustments Total $	Note References	Gryphon Gold Corporation Pro Forma Consolidated $

REVENUE	—	252,831	(239,906)	3h	12,925

EXPENSES
Exploration	1,478,472	—	—		1,478,472
Management salaries and consulting fees	438,363	—	43,750	3c	482,113
Mineral claim maintenance	—	886	—		886
Depreciation and amortization	13,847	2,253	1,292	3f	17,392
General and administrative	242,861	2,407	13,750	3c	259,018
Legal and audit	71,297	1,834	7,500	3c	80,631
Travel and accommodation	52,652	1,426	—		54,078
Realized (gain) loss on sale of securities	—	9,075	(3,727)	3e	5,348
Loss on disposal of equipment	—	—	—		—
Foreign exchange (gain) loss	3,200	—	—		3,200
Interest expense	—	—	131,140	3b	131,140
Interest income	(74,139)	(73)	—		(74,212)
Unrealized (gain) loss on securities	—	20,926	(8,951)	3e	11,975

Total expenses	2,226,553	38,734	184,754		2,450,041

Net and comprehensive income for the period	(2,226,553)	214,097	(424,660)		(2,437,116)

Basic and diluted loss per share	$(0.05)				$(0.05)

Basic and diluted weighted average number of common shares outstanding	47,485,585		4,500,000	3j	51,985,585

See Accompanying Notes

GRYPHON GOLD CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended March 31, 2007 (expressed in United States dollars)

	Gryphon Gold Corporation $	Nevada Eagle Resources $	Pro Forma Adjustments Total $	Note References	Gryphon Gold Corporation Pro Forma Consolidated $

REVENUE	—	1,002,140	(982,140)	3h	20,000

EXPENSES
Exploration	4,819,692	—	—		4,819,692
Management salaries and consulting fees	2,632,794	—	175,000	3c	2,807,794
Mineral claim maintenance	—	68,233	—		68,233
Depreciation and amortization	53,368	8,763	5,419	3f	67,550
General and administrative	890,596	24,234	55,000	3c	969,830
Legal and audit	330,005	—	30,000	3c	360,005
Travel and accommodation	325,024	17,277	—		342,301
Realized (gain) loss on sale of securities	—	(58,492)	9,668	3e	(48,824)
Loss on disposal of equipment	19,722	—	—		19,722
Foreign exchange (gain) loss	(11,335)	—	—		(11,335)
Interest expense	—	—	515,823	3b	515,823
Interest income	(322,725)	(1,945)	—		(324,670)
Unrealized (gain) loss on securities	—	98,372	(18,610)	3e	79,762

Total expenses	8,737,141	156,442	772,300		9,665,883

Net and comprehensive income for the period	(8,737,141)	845,698	(1,754,440)		(9,645,883)

Basic and diluted loss per share	$(0.21)				$(0.21)

Basic and diluted weighted average number of common shares outstanding	41,242,535		4,500,000	3j	45,742,535

See Accompanying Notes

Gryphon Gold Corporation

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

These unaudited pro forma consolidated financial statements of Gryphon Gold Corporation (“Gryphon Gold” or the “Company”), a TSX listed Company, have been prepared for illustrative purposes only, to show the effect of the Membership Interest Purchase Agreement dated as of August 21, 2007 between Gryphon Gold and Gerald and Fabiola Baughman whereby Gryphon Gold acquired 100% of the members interests in Nevada Eagle Resources LLC, a Nevada limited liability company, as well as certain other mineral claims owned by the Baughman’s (the “Transaction”). Nevada Eagle Resources LLC and the other mineral claims acquired are collectively referred to herein as Nevada Eagle.

These financial statements have been prepared by Gryphon Gold management. The unaudited pro forma consolidated financial statements are presented in conformity with United States generally accepted accounting principles. The pro forma consolidated income statement for the three month period ended June 30, 2007 combines the three month period ended June 30, 2007 for Gryphon Gold and the three month period ended March 31, 2007 for Nevada Eagle, representing the first quarter of each entity’s fiscal year. The pro forma consolidated income statement for the twelve month period ended March 31, 2007 combines the year ended March 31, 2007 for Gryphon Gold and December 31, 2006 for Nevada Eagle, the last fiscal year for each entity. The pro forma consolidated balance sheet as at June 30, 2007 combines the June 30, 2007 consolidated balance sheet of Gryphon Gold and the March 31, 2007 balance sheet of Nevada Eagle.

The unaudited pro forma consolidated income statements have been prepared as if the Transaction was completed and became effective as of April 1, 2006. The unaudited pro forma consolidated balance sheet has been prepared as if the Transaction was completed as at June 30, 2007. Under the Transaction, Gryphon Gold acquired all the shares of Nevada Eagle Resources LLC and all the rights and interests in certain other mineral claims including all exploration properties and lease agreements. Consideration paid by Gryphon Gold at closing was 4,500,000 shares of common stock of Gryphon Gold, a 5% $5,000,000 convertible note due March 30, 2010, and cash of $2,500,000. Assets and liabilities other than the exploration properties were distributed to the owners of Nevada Eagle immediately prior to closing. At closing, Gerald Baughman, the principal interest holder of Nevada Eagle, became an employee of Gryphon Gold and entered into a lock up agreement covering the common shares and eligible shares under the convertible note, and entered into a non-compete agreement.

Gryphon Gold Corporation

NOTE 1 - BASIS OF PRESENTATION (cont’d.)

The accounting policies used in the preparation of these statements are consistent with Gryphon Gold’s accounting policies. The unaudited pro forma consolidated financial statements are not intended to reflect the results of operations or the financial position of Gryphon Gold which would have actually resulted had the Transaction been effected on the dates indicated.

The unaudited pro forma consolidated financial statements have been derived from and should be read in conjunction with the audited financial statements of Gryphon Gold for the year ended March 31, 2007 and the unaudited interim financial statements of Gryphon Gold for the three month period ended June 30, 2007 as well as the audited financial statements of Nevada Eagle Resources for the year ended December 31, 2007 and the unaudited interim financial statements of Nevada Eagle Resources for the three month period ended March 31, 2007.

NOTE 2 - BUSINESS ACQUISITION

In the preparation of these unaudited pro forma consolidated financial statements, the purchase price consideration has been allocated on a preliminary basis to the fair value of the assets acquired and liabilities assumed based on management’s best estimates and taking into account all relevant information available at the time these unaudited pro forma consolidated financial statements were prepared. The Company will continue to review information and perform further analysis with respect to the fair values of assets and liabilities acquired prior to finalizing the purchase price allocation. The actual purchase price allocation will be based on the fair values of assets and liabilities acquired as of the August 21, 2007 closing date and may differ from that presented in these pro forma consolidated financial statements.

The purchase price has been determined by reference to the fair value of the cash, stock and convertible debt consideration given up by Gryphon Gold. The preliminary allocation of the purchase price paid to the fair values of the assets and liabilities acquired is summarized in the table below:

Purchase Price Paid
Cash	$2,500,000
Stock	3,449,418
Convertible note payable	4,272,359
Legal, consulting and accounting fees	518,585
Claim fees	49,755
Total	$10,790,117

Gryphon Gold Corporation

NOTE 2 - BUSINESS ACQUISITION (cont’d.)

Net Assets Acquired
Non-compete agreement	$70,908
Properties	10,719,209
Total	$10,790,117

NOTE 3 - PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

The following assumptions and adjustments have been made to the unaudited pro forma consolidated financial statements of Gryphon Gold in each of the periods presented to reflect the Transaction:

a.)	A cash payment of $2,500,000 by Gryphon Gold to the owner of Nevada Eagle upon closing has been recorded in the unaudited pro forma consolidated balance sheet as at June 30, 2007.

b.)

In addition to the initial cash payment of $2,500,000, Gryphon Gold issued a Convertible Note payable to the owner of Nevada Eagle in the amount of $5,000,000, due March 30, 2010, bearing interest at 5% per annum, payable on January 1 and June 1 of each year. The note is convertible at the holder’s option into shares for the first 12 months after closing at a conversion price of $1 per common share; for the next 12 months at $1.25 per common share; for the period 24 months from closing to March 29, 2010 at $1.50 per share and on March 30, 2010 at $1.75 per share. The conversion rate is subject to certain anti-dilution adjustments and is also subject to adjustment on payment of cash dividends by Gryphon Gold. Upon an event of default, which includes amongst other things a change in control of Gryphon Gold, the holder may demand repayment of the principal amount of the debenture or exercise the conversion feature for a fixed number of shares. After an event of default, the interest rate on the convertible debenture increases to 9%. The change in control event of default is considered an embedded derivative however its issue date fair value is not considered to be significant. The conversion feature does not require bifurcation as it is not a beneficial conversion feature and, although it is not considered conventional convertible debt under EITF 05-2, the application of EITF 00-19 to the conversion feature does not necessitate bifurcation. The Convertible Note payable, including the conversion feature and change in control event of default embedded derivative, has been recorded at its estimated issue date fair value of $4,272,359 in the pro forma consolidated balance sheet. Interest and discount accretion of $515,823 and $131,140 for the twelve months ended March 31, 2007 and three months ended June 30, 2007, respectively, has been recorded as interest expense in the pro forma consolidated income statements.

Gryphon Gold Corporation

NOTE 3 - PRO FORMA ASSUMPTIONS AND ADJUSTMENTS (cont’d.)

c.)

The unaudited pro forma consolidated financial statements include estimated costs incurred by Gryphon Gold in order to maintain and run the operations of Nevada Eagle. These costs include an increase to management salaries and consulting fees as the previous principal interest holder of Nevada Eagle became an employee of Gryphon Gold. The salaries adjustment of $175,000 per annum is based on the employment agreement that was a condition precedent to the completion of the Transaction. The remaining adjustments totaling $85,000 per annum pertain to various overhead items including rent expense for an office to be based in Reno, Nevada as well as increases to legal and accounting fees for purposes of contract review, and increased annual reporting requirements.

d.)

The net equity of Nevada Eagle has been eliminated in the pro forma consolidated balance sheet as a result of the application of purchase accounting. The cash balance of Nevada Eagle was distributed to the interest holders of Nevada Eagle prior to closing. As a result, the Nevada Eagle cash balance has been removed in the pro forma consolidated balance sheet.

e.)

Held for trading securities owned by Nevada Eagle were distributed to the owner prior to closing. As a result, the Nevada Eagle held for trading securities balance has been removed in the pro forma consolidated balance sheet.

f.)

Equipment consisting of a vehicle and general office equipment were distributed to the owners of Nevada Eagle immediately prior to closing. As a result, the Nevada Eagle fixed asset balance has been removed in the pro forma consolidated balance sheet. Similarly, fixed asset depreciation has been removed from the pro forma consolidated income statements.

g.)	Of the total purchase price, $70,908 was allocated to a Non-competition Agreement entered into at closing of the transaction which is being amortized over five years.

Gryphon Gold Corporation

NOTE 3 - PRO FORMA ASSUMPTIONS AND ADJUSTMENTS (cont’d.)

h.)

The mineral property claims value has been adjusted to the purchase price allocation amount of $10,719,209 based on its fair value. Subsequent mineral lease rentals and option payments reduce the carrying value of the specific mineral property claims until the value is reduced to zero, and thereafter further receipts are recorded as revenue. The cost reduction approach applies as the payors accumulate interests in the mineral claims as payments are made.

i.)	The outstanding accounts payable balance of Nevada Eagle on the closing date remains a liability of the vendors and was not acquired by Gryphon Gold.

j.)

The purchase price included 4,500,000 shares of common stock of Gryphon Gold which were valued at $3,449,418 based on closing price of Gryphon Gold shares on the date of announcement of the Transaction.

k.)

Gryphon Gold incurred due diligence, legal and certain other costs totaling $103,813 associated with the Transaction in the first quarter of 2007. These expenses were deferred by Gryphon Gold pending the closing of the Transaction and have been included in the purchase price allocated to the net assets acquired. The remaining transaction costs, including claim fees paid on behalf of Nevada Eagle of $464,527 are reflected as a reduction from cash in the pro forma consolidated balance sheet.

l.)

To the extent any income is generated for tax purposes by the acquired assets such income is expected to be offset for tax purposes by ongoing exploration expenditures to be incurred by Gryphon Gold. To the extent the acquired assets generate loss carryforward benefits, such amounts are not considered more likely than not to be realized. As a result, no tax expense or recovery has been recorded in the pro forma consolidated statements of income.